EXHIBIT 99.1

Skkynet Appoints Industry Veteran Gary Tillery as Chief Executive Officer

Seasoned Industrial Software Leader to Drive Strategic Growth and Market Expansion into Industrial AI.

Mississauga, Ontario, December 9, 2025 – Skkynet Cloud Systems, Inc. (“Skkynet” or “the Company”) (OTCQB: SKKY), a global leader in real-time data communication technology for industrial systems, today announced the appointment of Gary Tillery as Chief Executive Officer, effective immediately. Tillery, who has served on the Company’s Board of Directors since June 2025, brings over 35 years of executive experience in digital transformation, industrial software, strategic partnerships, and mergers and acquisitions.

Tillery’s transition to CEO marks a pivotal moment for Skkynet as the Company accelerates its expansion into the Industry 4.0 and Industrial AI markets. His appointment follows a successful tenure as a Board member, where he provided strategic guidance on scaling the Company’s technology platform and global partner ecosystem.

Prior to joining Skkynet, Tillery served as Senior Director of Strategic Portfolio Partners and M&A at AVEVA, a global leader in industrial software and a subsidiary of Schneider Electric. At AVEVA, he played a key role in driving global growth strategies and evaluating new technology opportunities. His deep expertise in software development, system integration and industrial software ecosystems aligns perfectly with Skkynet’s mission to provide secure, real- time data connectivity for critical industrial systems.

“We are delighted to appoint Gary Tillery as CEO at this exciting juncture in our company’s history,” said Xavier Mesrobian, Chairman of the Board. “Since joining the Board, Gary has demonstrated a profound understanding of our market potential and the operational discipline required to scale a global technology company. His track record of driving growth through strategic alliances and M&A makes him the ideal leader to guide Skkynet through its next phase of innovation and commercial success.”

As CEO, Tillery will focus on expanding Skkynet’s global footprint, strengthening relationships with key channel partners, and driving the adoption of the Company’s secure-by-design data connectivity solutions in high-growth sectors such as manufacturing, energy, and infrastructure.

“I am excited to take on the role of CEO at Skkynet,” said Gary Tillery. “The industrial landscape is undergoing a massive transformation driven by AI and cloud adoption, and Skkynet’s data intelligence platform is uniquely positioned to solve the complex connectivity and security challenges that come with this shift. I look forward to working closely with the talented team at Skkynet and our partner community to deliver exceptional value to our customers and shareholders.”

Paul Thomas, who has served as President, will continue in his role as President, focusing on product vision and core technology development, ensuring that Skkynet remains at the forefront of real-time industrial data innovation.

About Skkynet

Skkynet Cloud Systems, Inc. is a global leader in industrial software, providing secure, real-time data connectivity and edge processing for industrial systems of all types. Skkynet’s technologies bridge plant systems, cloud platforms, and AI to enable safe, intelligent, and resilient operations across all industrial verticals. Skkynet’s solutions empower organizations to optimize operations, enhance efficiency, and drive innovation by connecting, monitoring, and controlling their systems in real time while maintaining robust security and data privacy standards.

For more information, visit skkynet.com.

Forward-Looking Statements

This news release contains forward-looking statements, including expectations regarding future financial performance, subscription growth, product launches, and overall business performance and outlook. These statements are based on current assumptions and involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Skkynet undertakes no obligation to update these forward-looking statements except as required by law. Investors should refer to the risk factors disclosure outlined in Skkynet’s most recent report on Forms 10-K, 10-Q and other periodic reports filed with the U.S. Securities and Exchange Commission.

Contact

Skkynet Cloud Systems, Inc.

Paul E. Thomas, President

Tel: (888) 702-7851

Web: https://skkynet.com

Email: ir@skkynet.com

2